Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-150687) and related Prospectus of CurrencyShares® Russian Ruble Trust and to the incorporation by reference therein of our report dated January 14, 2011, with respect to the financial statements of CurrencyShares® Russian Ruble Trust included in its Annual Report (Form 10-K/A) for the year ended October 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia

March 10, 2011